WILLSCOT MOBILE MINI HOLDINGS ANNOUNCES THIRD QUARTER RESULTS AND UPDATES 2021 OUTLOOK

Accelerating Deliveries And Continued Rate Optimization Drive Strong Financial Performance

Four Acquisitions Closed Adding To 2022 Run-Rate

Share Repurchase Authorization Increased To $1.0 Billion

Investor Day To Be Held On November 8
PHOENIX (November 4, 2021) - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini Holdings” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible work space and portable storage solutions, today announced third quarter 2021 results and provided an update on operations and the current market environment.

The Company will host an investor day on November 8, 2021 to provide an update on the company’s strategic initiatives and growth outlook. The event will take place in New York City and begin at 1:00 p.m. EST. A live webcast of the meeting will be available. To access the webcast, go to the WillScot Mobile Mini Investor Relations site, www.willscotmobilemini.com, and click on “Events & Presentations.” A replay of the webcast and a transcript will be available after the event.

WillScot Mobile Mini Holdings’ Financial Highlights1
Highlights of Third Quarter Results

•Total revenues of $490.6 million increased by $73.3 million relative to prior year, or 17.6%, driven by increased core leasing revenues across all segments.
◦Modular space monthly rental rates in the NA Modular segment increased by 20.3% year-over-year while delivery volumes increased 8.0% year-over-year.
◦Storage monthly rental rates in the NA Storage segment increased by 6.9% year-over-year while delivery volumes increased 13.3% year-over-year.
•Adjusted EBITDA of $190.1 million increased by $26.5 million, or 16.2% year-over-year.
•Adjusted EBITDA Margin of 38.8% increased by 70 basis points ("bps") sequentially relative to the second quarter, driven by accelerating lease revenues and sustained increases in delivery volumes in all segments.
•Net income of $61.1 million increased by $67.2 million year-over-year and included $11.1 million of integration, transaction, restructuring and other related charges.
•Generated $78.5 million of free cash flow, representing a free cash flow margin of 16%.
•Repurchased $106.3 million of common stock and warrants.
•Invested $56.3 million in and fully integrated three acquisitions in the third quarter and closed a fourth acquisition in October.
•Maintained leverage at 3.7x our last-twelve-months Adjusted EBITDA of $708.9 million and have the ability to rapidly de-lever.
•Announced new share repurchase authorization of $1.0 billion to replace previous $500 million authorization.

Refer to the Supplemental Pro Forma Financial Information section on Form 10-Q to be filed with the SEC and made available on the WillScot Mobile Mini Holdings Corp. investor relations website for full reconciliations of our reported and pro forma results.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Revenue	$490,552	$417,315	$1,376,977	$929,998
Consolidated net income (loss)	$61,103	$(6,051)	$85,921	$71,474
Adjusted EBITDA[1]	$190,149	$163,559	$529,229	$350,623
Net cash provided by operating activities	$130,447	$61,368	$392,055	$175,095
Free Cash Flow[1]	$78,493	$28,045	$251,709	$74,849

	Three Months Ended September 30,		Nine Months Ended September 30,
Pro Forma Adjusted EBITDA[1] by Segment (in thousands)	2021	2020	2021	2020
NA Modular (a)	$106,825	$100,281	$307,741	$287,345
NA Storage (a)	59,123	46,465	154,971	131,229
UK Storage	13,255	8,306	36,647	21,564
Tank and Pump	10,946	8,507	29,870	26,643
Consolidated Adjusted EBITDA	$190,149	$163,559	$529,229	$466,781
(a) During the third quarter of 2021, the majority of the portable storage product business (approximately 12,000 units or $5 million of quarterly revenue and Adjusted EBITDA) within the NA Modular segment was transitioned to the NA Storage segment. Prior periods have not been adjusted due to immateriality of impact.

Management Commentary1
Brad Soultz, Chief Executive Officer of WillScot Mobile Mini Holdings, commented "our entire portfolio delivered strong financial and operating results in the third quarter, driven by increasing delivery volumes and continued rate optimization in all segments, as well as exciting progress in VAPS penetration in NA Modular. Delivery volumes remained elevated due to broad-based end-market demand. Modular space units on rent in NA Modular inflected positively, increasing about 700 units sequentially from June 30 to September 30, and average portable storage units on rent across both segments in North America increased approximately 16,922 units year-over-year for the quarter, or 14.0%. Average monthly rental rate for modular space units in NA Modular increased by 20.3%, and portable storage unit rental rates in NA Storage increased 6.9% year-over-year. Continued strong price and volume trends in the U.K. and tightening OEC utilization in the Tank & Pump segment, drove year-over-year revenue growth of 30.6% and 26.7%, respectively. Based on our leading market indicators and our internal initiatives, we expect strength in these core leasing KPIs for the foreseeable future. Finally, we expanded our 'Ready to Work' value proposition to new customers as we closed and fully integrated three acquisitions during the quarter and closed a fourth acquisition in October, highlighting the scalability and strength of our platform. We are incredibly excited to welcome those customers, employees, and capabilities to the WillScot Mobile Mini network."

Soultz continued, "We have an aggressive growth mindset, a best in class team, and a history of creating value for our stakeholders, and I am excited to share our plans for the next three to five years at our Investor Day on November 8th in New York."

Tim Boswell, President and Chief Financial Officer of WillScot Mobile Mini Holdings, commented "Our outlook for the remainder of 2021 and our run-rate expectations for 2022 continue to improve, as reflected in our updated financial guidance. Our Adjusted EBITDA margin progressed as we expected, improving 70 basis points sequentially to 38.8% in Q3, driven by an accelerating lease revenue run-rate amidst strong, sustained delivery volumes. Consistent with normal seasonality, we continue to expect strong Adjusted EBITDA margin expansion year-over-year in the fourth quarter and expect to sustain those increases in 2022. We generated $78.5 million of Free Cash Flow during the quarter at a 16% margin, and we are reinvesting that capital in our business to compound our earnings growth. We increased net capex by $18.6 million versus prior year to $52.0 million to support organic initiatives, we invested $56.3 million to acquire three regional storage businesses, and we repurchased $106.3 million of common shares and equivalents, choosing to maintain leverage at 3.7x given the attractiveness of these alternatives. Recognizing that the opportunities ahead for our business are large in magnitude and long in duration, our Board increased our indefinite lived share repurchase authorization to $1.0 billion. Thanks to our team for your incredible execution and to our investors for your support – we look forward to seeing you in-person on November 8th.”

Third Quarter 2021 Results1
Total revenues increased 17.6% to $490.6 million, while leasing revenues increased 21.1% versus the prior year quarter driven by strong pricing and delivery volume growth in all segments, strong unit on rent growth in NA Storage, stabilized unit on rent volumes in NA modular, and continued growth of value-added products.
•Average modular space monthly rental rate increased $141, or 20.3% to $834 in the NA Modular segment.
•Modular space delivery volumes in NA Modular increased 8.0% year-over-year, reflecting broad-based strength in our end markets. Units on rent increased by approximately 700 units sequentially from June 30th to September 30th. While average modular space units on rent were down 2.5% year-over-year in the quarter, the sustained delivery growth and sequential gains give us line of sight to year-over-year unit on rent growth, lagging delivery growth by several quarters.
•Average portable storage monthly rental rate in NA Storage increased $10, or 6.9% to $155 driven by process improvements focused on rate management.
•Average portable storage units on rent in NA Storage increased by 31,902 units or 30.3%, reflecting broad-based end market strength, especially in the retail sector, and a transfer of approximately 12,000 units from NA Modular into the NA Storage segment. Across both segments in North America, average portable storage units on rent increased by 16,922 units or 14.0%, which is a better reflection of organic volume growth for North America portable storage units.
◦On a consolidated basis, average portable storage units on rent increased by 19,408 units, or 13.5%, inclusive of a 10.7% increase in the U.K.
•Revenues of $28.1 million in the U.K. and $29.5 million in our Tank & Pump segment were up 30.6% and 26.7% respectively, driven by continued strong price and volume trends in the U.K. and tightening OEC utilization in the Tank & Pump segment.
•Value-Added Products revenues increased by $17.2 million year-over-year, or 30.5%, to $73.5 million, driven by continued penetration of delivery volumes in NA Modular and new pilot programs in NA Storage.
Adjusted EBITDA of $190.1 million increased $26.5 million, or 16.2% year-over-year, with growth across all four segments. The transfer of 12,000 storage units on rent in Q3 from NA Modular to NA Storage reduced revenue and Adjusted EBITDA each by $5.0 million in Q3 relative to prior year and increased revenue and Adjusted EBITDA in the NA Storage segment by the same amount. Adjusted EBITDA Margin of 38.8% in the third quarter increased by 70 bps sequentially from the second quarter and declined 40 basis points versus prior year. Similar to the second quarter results, strong year-over-year delivery volume growth drove an additional $9.9 million of variable leasing costs and a higher mix of delivery and installation revenues relative to prior year. Strong delivery volumes and financial results also drove a $6.9 million increase in variable compensation and sales commissions relative to the third quarter of 2020. Together, these factors drove the expected temporary year-over-year margin compression in the third quarter. These elevated activity levels also drove the 6.5% sequential increase in our Leasing and Services Revenues, which we expect will continue to build and drive margin expansion in the fourth quarter heading into 2022.
Net income of $61.1 million for the three months ended September 30, 2021, increased by $67.2 million versus prior year and included $11.1 million of discrete costs expensed in the period related to transaction and integration activities. Discrete costs in the period included $$8.6 million of integration and transaction costs and $2.5 million of restructuring costs, lease impairment expense and other related charges.
Free Cash Flow increased by $50.5 million year over year to $78.5 million. This represents a 16.0% free cash flow margin, including a $17.8 million year-over-year increase in capital expenditures for rental equipment to support strong delivery volumes in 2021 and tightening utilization across the NA Storage, UK Storage, and Tank and Pump segments.

Capitalization and Liquidity Update1,3
As of September 30, 2021
•Generated $78.5 million of free cash flow in the third quarter and $339.1 million at a 19% free cash flow margin over the last twelve months.
•Repurchased 2.4 million shares for $67.1 million in connection with a secondary offering and repurchased an additional $39.2 million of common stock and warrants, returning a total of $106.3 million to our shareholders.
•Over $0.8 billion of excess availability under the asset-based revolving credit facility, a flexible covenant structure, and accelerating free cash flow provide ample liquidity to fund multiple capital allocation alternatives.
•Weighted average interest rate is approximately 3.8% and annual cash interest expense based on the current debt structure is approximately $100 million.
•No debt maturities prior to 2025.

•Maintained leverage at 3.7x our last-twelve-months Adjusted EBITDA of $708.9 million and have the ability to rapidly de-lever.
2021 Outlook1, 2, 3
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

	2020 Pro Forma Results	Prior 2021 Outlook	Current 2021 Outlook
Revenue	$1,652 million	$1,800 million - $1,850 million	$1,850 million - $1,880 million
Adjusted EBITDA[1,2]	$646 million	$710 million - $730 million	$720 million - $740 million
Net CAPEX[2,3]	$161 million	$200 million - $230 million	$200 million - $230 million
1 - Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. Further information and reconciliations for these Non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") is included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore no reconciliation to the most comparable GAAP measures is provided.
3 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Pro Forma Revenue, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Net Income Excluding Gain/Loss from Warrants, and Net CAPEX. Adjusted EBITDA is defined as net income (loss) before income tax expense, net interest expense, depreciation and amortization adjusted for non-cash items considered non-core to business operations including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of warrant liabilities, and other discrete expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Total Revenue. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Pro Forma Revenue is defined the same as revenue, but includes pre-acquisition results from Mobile Mini for all periods presented. Adjusted Gross Profit is defined as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Net Income Excluding Gain/Loss from Warrants is defined as Net Income plus or minus the impact of the change in the fair value of the warrant liability. The Company believes that our financial statements that will include the impact of this mark-to-market expense or income may not be necessarily reflective of the actual operating performance of our business. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; and (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends. The Company believes that pro forma revenue is useful to investors because they allow investors to compare performance of the combined Company over various reporting periods on a consistent basis. The Company believes that Net CAPEX provide useful additional information concerning cash flow available to meet future debt service obligations. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliation of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information reconciling forward-looking Adjusted EBITDA to GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. The

Company provides Adjusted EBITDA guidance because we believe that Adjusted EBITDA, when viewed with our results under GAAP, provides useful information for the reasons noted above.

On July 1, 2020, Williams Scotsman, Inc. closed the merger with Mobile Mini, Inc. (the "Merger") and assumed the name WillScot Mobile Mini Holdings Corp. (Nasdaq: WSC). Our reported results only include Mobile Mini for the periods subsequent to the Merger. Our Pro Forma Results include Mobile Mini's results as if the Merger and financing transactions had occurred on January 1, 2019, which we believe is a better representation of how the combined company has performed over time. Following the Merger, we expanded our reporting segments from two segments to four reporting segments. The North America Modular segment aligns with the WillScot legacy business prior to the Merger and the North America Storage, UK Storage and Tank and Pump segments align with the Mobile Mini segments prior to the Merger.

Conference Call Information
WillScot Mobile Mini Holdings will host a conference call and webcast to discuss its third quarter 2021 results and outlook at 10 a.m. Eastern Time on Friday, November 5, 2021. The live call may be accessed by dialing (855) 312-9420 (US/Canada toll-free) or (210) 874-7774 (international) and asking to be connected to the WillScot Mobile Mini Holdings call. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings Third Quarter 2021 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 60 days on the Company’s investor relations website.
About WillScot Mobile Mini Holdings
WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible workspace and portable storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 275 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: strength in core leasing KPIs for the foreseeable future, the scalability and strength of our platform, our ability to expand and sustain expanded margins, and our revenue, Adjusted EBITDA and Net Capex outlooks. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to achieve planned synergies related to acquisitions; our ability to manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K/A for the year ended December 31, 2020), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Scott Junk
investors@willscotmobilemini.com	scott.junk@willscotmobilemini.com

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Leasing and services revenue:
Leasing	$363,396	$300,082	$1,022,237	$678,577
Delivery and installation	99,699	84,694	274,883	187,404
Sales revenue:
New units	15,860	19,360	37,823	38,736
Rental units	11,597	13,179	42,034	25,281
Total revenues	490,552	417,315	1,376,977	929,998
Costs:
Costs of leasing and services:
Leasing	82,448	64,788	235,375	162,344
Delivery and installation	80,991	66,354	228,280	153,742
Costs of sales:
New units	11,499	12,935	25,660	25,469
Rental units	5,603	8,837	22,870	16,446
Depreciation of rental equipment	56,462	54,837	175,053	146,279
Gross profit	253,549	209,564	689,739	425,718
Expenses:
Selling, general and administrative	133,424	112,079	372,296	241,269
Transaction costs	303	52,191	1,147	63,241
Other depreciation and amortization	18,814	16,867	58,760	22,824
Lease impairment expense and other related charges	601	944	2,328	3,999
Restructuring costs	1,856	3,854	11,958	4,543
Currency losses (gains), net	127	(371)	196	147
Other expense (income), net	1,476	(1,012)	207	(1,757)
Operating income	96,948	25,012	242,847	91,452
Interest expense	29,201	33,034	88,377	89,810
Fair value loss (gain) on common stock warrant liabilities	—	22,303	26,597	(46,063)
Loss on extinguishment of debt	—	42,401	5,999	42,401
Income (loss) before income tax	67,747	(72,726)	121,874	5,304
Income tax expense (benefit)	6,644	(66,675)	35,953	(66,170)
Net income (loss)	61,103	(6,051)	85,921	71,474
Net income attributable to non-controlling interest, net of tax	—	—	—	1,213
Net income (loss) attributable to WillScot Mobile Mini	$61,103	$(6,051)	$85,921	$70,261

Earnings (loss) per share attributable to WillScot Mobile Mini common shareholders
Basic	$0.27	$(0.03)	$0.38	$0.47
Diluted	$0.26	$(0.03)	$0.37	$0.15
Weighted average shares:
Basic	225,998,202	226,649,993	227,557,664	149,283,083
Diluted	231,868,397	226,649,993	234,084,800	152,432,945

Unaudited Segment Operating Data

Comparison of Three Months Ended September 30, 2021 and 2020

	Three Months Ended September 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$299,051	$133,897	$28,099	$29,505	$490,552
Gross profit	$127,854	$92,496	$18,876	$14,323	$253,549
Adjusted EBITDA	$106,825	$59,123	$13,255	$10,946	$190,149
Capital expenditures for rental equipment	$31,789	$11,920	$11,649	$5,016	$60,374
Average modular space units on rent	84,218	16,316	9,298	—	109,832
Average modular space utilization rate	67.6%	77.6%	83.4%	—%	70.1%
Average modular space monthly rental rate	$834	$602	$454	$—	$767
Average portable storage units on rent	493	137,123	25,632	—	163,248
Average portable storage utilization rate	48.0%	83.2%	89.1%	—%	83.9%
Average portable storage monthly rental rate	$179	$155	$90	$—	$145
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	—%	74.8%	74.8%

	Three Months Ended September 30, 2020
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$267,867	$104,493	$21,653	$23,302	$417,315
Gross profit	$112,079	$73,384	$12,671	$11,430	$209,564
Adjusted EBITDA	$100,281	$46,465	$8,306	$8,507	$163,559
Capital expenditures for rental equipment	$34,249	$7,234	$677	$431	$42,591
Average modular space units on rent	86,400	16,383	8,444	—	111,227
Average modular space utilization rate	68.3%	80.4%	79.1%	—%	70.6%
Average modular space monthly rental rate	$693	$505	$356	$—	$640
Average portable storage units on rent	15,473	105,221	23,146	—	143,840
Average portable storage utilization rate	61.3%	73.4%	83.2%	—%	73.2%
Average portable storage monthly rental rate	$124	$145	$75	$—	$131
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	—%	58.2%	58.2%

Comparison of the Nine Months Ended September 30, 2021 and 2020

	Nine Months Ended September 30, 2021
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$854,657	$357,439	$83,538	$81,343	$1,376,977
Gross profit	$356,992	$240,836	$53,306	$38,605	$689,739
Adjusted EBITDA	$307,741	$154,971	$36,647	$29,870	$529,229
Capital expenditures for rental equipment	$120,288	$24,165	$22,645	$11,093	$178,191
Average modular space units on rent	84,589	16,371	9,256	—	110,216
Average modular space utilization rate	67.6%	78.5%	83.8%	—%	70.2%
Average modular space monthly rental rate	$790	$570	$428	$—	$727
Average portable storage units on rent	9,566	118,598	25,284	—	153,448
Average portable storage utilization rate	64.1%	78.0%	90.0%	—%	78.7%
Average portable storage monthly rental rate	$129	$152	$86	$—	$140
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	—%	71.2%	71.2%

	Nine Months Ended September 30, 2020
(in thousands, except for units on rent and rates)	NA Modular	NA Storage	UK Storage	Tank and Pump	Total
Revenue	$780,550	$104,493	$21,653	$23,302	$929,998
Gross profit	$328,233	$73,384	$12,671	$11,430	$425,718
Adjusted EBITDA	$287,345	$46,465	$8,306	$8,507	$350,623
Capital expenditures for rental equipment	$113,931	$7,234	$677	$431	$122,273
Average modular space units on rent	87,161	5,461	2,815	—	95,437
Average modular space utilization rate	68.7%	80.4%	79.1%	—%	69.8%
Average modular space monthly rental rate	$672	$505	$356	$—	$653
Average portable storage units on rent	15,896	35,074	7,715	—	58,685
Average portable storage utilization rate	62.6%	73.4%	83.2%	—%	71.3%
Average portable storage monthly rental rate	$121	$145	$75	$—	$129
Average tank and pump solutions rental fleet utilization based on original equipment cost	—%	—%	—%	58.2%	58.2%

WillScot Mobile Mini Holdings Corp.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2021 (unaudited)	December 31, 2020
Assets
Cash and cash equivalents	$11,317	$24,937
Trade receivables, net of allowances for credit losses at September 30, 2021 and December 31, 2020 of $41,867 and $29,258, respectively	398,350	330,942
Inventories	30,943	23,731
Prepaid expenses and other current assets	35,940	29,954
Assets held for sale	962	12,004
Total current assets	477,512	421,568
Rental equipment, net	2,968,895	2,931,646
Property, plant and equipment, net	307,253	303,650
Operating lease assets	233,800	232,094
Goodwill	1,178,290	1,171,219
Intangible assets, net	467,289	495,947
Other non-current assets	11,142	16,081
Total long-term assets	5,166,669	5,150,637
Total assets	$5,644,181	$5,572,205
Liabilities and equity
Accounts payable	$145,320	$106,926
Accrued expenses	163,339	141,672
Deferred revenue and customer deposits	163,977	135,485
Operating lease liabilities - current	50,552	48,063
Current portion of long-term debt	18,652	16,521
Total current liabilities	541,840	448,667
Long-term debt	2,598,300	2,453,809
Deferred tax liabilities	346,687	307,541
Operating lease liabilities - non-current	183,035	183,761
Common stock warrant liabilities	—	77,404
Other non-current liabilities	17,735	37,150
Long-term liabilities	3,145,757	3,059,665
Total liabilities	3,687,597	3,508,332
Commitments and contingencies
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 223,665,627 and 229,038,158 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	23	23
Additional paid-in-capital	3,655,587	3,852,291
Accumulated other comprehensive loss	(33,713)	(37,207)
Accumulated deficit	(1,665,313)	(1,751,234)
Total shareholders' equity	1,956,584	2,063,873
Total liabilities and equity	$5,644,181	$5,572,205

Reconciliation of Non-GAAP Financial Measures

We use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business segment performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described in the reconciliation of our consolidated net income (loss) to Adjusted EBITDA reconciliation below. We believe that evaluating segment performance excluding such items is meaningful because it provides insight with respect to intrinsic operating results of the Company.
We also regularly evaluate gross profit by segment to assist in the assessment of the operational performance of each operating segment. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance of the segments, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities.
•Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides an unaudited reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$61,103	$(6,051)	$85,921	$71,474
Income tax expense (benefit)	6,644	(66,675)	35,953	(66,170)
Loss on extinguishment of debt	—	42,401	5,999	42,401
Interest expense	29,201	33,034	88,377	89,810
Depreciation and amortization	75,276	71,704	233,813	169,103
Fair value loss (gain) on common stock warrant liabilities	—	22,303	26,597	(46,063)
Currency losses (gains), net	127	(371)	196	147
Restructuring costs, lease impairment expense and other related charges	2,457	4,798	14,286	8,542
Transaction costs	303	52,191	1,147	63,241
Integration costs	8,247	7,083	23,211	10,921
Stock compensation expense	6,259	2,944	14,480	6,958
Other	532	198	(751)	259
Adjusted EBITDA	$190,149	$163,559	$529,229	$350,623

Net Income Excluding Gain/Loss from Warrants
We define Net Income Excluding Gain/Loss from Warrants as net income plus or minus the impact of the change in the fair value of the common stock warrant liability. Management believes that our financial statements that will include the impact of this mark-to-market expense or income may not be necessarily reflective of the actual operating performance of our business.
The following table provides an unaudited reconciliation of Net income (loss) to Net Income (Loss) Excluding Gain/Loss from Warrants:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$61,103	$(6,051)	$85,921	$71,474
Fair value loss (gain) on common stock warrant liabilities	—	22,303	26,597	(46,063)
Net Income (Loss) Excluding Gain/Loss from Warrants	$61,103	$16,252	$112,518	$25,411

Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business.
The following table provides an unaudited reconciliation of Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Adjusted EBITDA (A)	$190,149	$163,559	$529,229	$350,623
Revenue (B)	$490,552	$417,315	$1,376,977	$929,998
Adjusted EBITDA Margin (A/B)	38.8%	39.2%	38.4%	37.7%

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Total Revenue. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful information to investors concerning cash flow available to fund our capital allocation alternatives.
The following table provides an unaudited reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$130,447	$61,368	$392,055	$175,095
Purchase of rental equipment and refurbishments	(60,374)	(42,591)	(178,191)	(122,273)
Proceeds from sale of rental equipment	11,597	13,179	42,034	25,281
Purchase of property, plant and equipment	(3,386)	(5,893)	(20,836)	(9,079)
Proceeds from the sale of property, plant and equipment	209	1,982	16,647	5,825
Free Cash Flow (A)	$78,493	$28,045	$251,709	$74,849

Revenue (B)	$490,552	$417,315	$1,376,977	$929,998
Free Cash Flow Margin (A/B)	16.0%	6.7%	18.3%	8.0%

Adjusted Gross Profit and Adjusted Gross Profit Percentage
We define Adjusted Gross Profit as gross profit plus depreciation on rental equipment. Adjusted Gross Profit Percentage is defined as Adjusted Gross Profit divided by revenue. Adjusted Gross Profit and Adjusted Gross Profit Percentage are not measurements of our financial performance under GAAP and should not be considered as an alternative to gross profit, gross profit percentage, or other performance measures derived in accordance with GAAP. In addition, our measurement of Adjusted Gross Profit and Adjusted Gross Profit Percentage may not be comparable to similarly titled measures of other companies. Our management believes that the presentation of Adjusted Gross Profit and Adjusted Gross Profit Percentage provides useful information to investors regarding our results of operations because it assists in analyzing the performance of our business.
The following table provides an unaudited reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2021
Revenue (A)	$490,552	$417,315	$1,376,977	$929,998

Gross profit (B)	$253,549	$209,564	$689,739	$425,718
Depreciation of rental equipment	56,462	54,837	175,053	146,279
Adjusted Gross Profit (C)	$310,011	$264,401	$864,792	$571,997

Gross Profit Percentage (B/A)	51.7%	50.2%	50.1%	45.8%
Adjusted Gross Profit Percentage (C/A)	63.2%	63.4%	62.8%	61.5%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Our management believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business.
The following table provides an unaudited reconciliation of Net CAPEX:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Total purchases of rental equipment and refurbishments	$(60,374)	$(42,591)	$(178,191)	$(122,273)
Total proceeds from sale of rental equipment	11,597	13,179	42,034	25,281
Net CAPEX for Rental Equipment	(48,777)	(29,412)	(136,157)	(96,992)
Purchase of property, plant and equipment	(3,386)	(5,893)	(20,836)	(9,079)
Proceeds from sale of property, plant and equipment	209	1,982	16,647	5,825
Net CAPEX	$(51,954)	$(33,323)	$(140,346)	$(100,246)